SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3629339 (I.R.S. employer identification number)

Commission file number: 0-10140

701 North Haven Avenue
Ontario, California 91764
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

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Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant

     The Audit Committee of the Registrant’s Board of Directors has selected McGladrey & Pullen, LLP as the Registrant’s new independent auditors. McGladrey & Pullen, LLP was engaged on June 16, 2004, to audit the Registrant’s financial statements.

     McGladrey & Pullen, LLP has not been consulted by the Registrant during the two most recently completed fiscal years and through June 16, 2004, with regard to either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; and neither a written report was provided to the Registrant nor oral advice was provided that McGladrey & Pullen, LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matters that were either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

None

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)
Date: June 16, 2004	By:	/s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

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